Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2026 Second Quarter Results
Los Angeles—(August 14, 2026) Creative Media & Community Trust Corporation (NASDAQ: CMCT) (“we”, “our”, “CMCT”, or the “Company”) today reported operating results for the three months ended June 30, 2026.
On March 26, 2026, the Company effected a 1-for-10 reverse stock split on the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and on April 20, 2026, the Company effected a 1-for-10 reverse stock split on its Common Stock. All of the share and per share amounts in this release have been adjusted to give retroactive effect to the reverse stock splits (collectively, the “Reverse Stock Splits”).
Second Quarter 2026 Highlights
Real Estate Portfolio
•CMCT’s office portfolio was 72.3% leased as of June 30, 2026 (84.4% leased as of June 30, 2026 compared to 79.7% leased as of June 30, 2025, when excluding our one Oakland office building (the “Oakland Office Building”)).
•Executed 16,176 square feet of leases with terms longer than 12 months.
•CMCT’s same-store multifamily portfolio occupancy was 95.3% as of June 30, 2026, representing a 1,190 basis point improvement from the second quarter of 2025.
Financial Results
•Net loss attributable to common stockholders of $(11.0) million, or $(4.03) per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(3.5) million, or $(1.28) per diluted share.
•Core FFO attributable to common stockholders (“Core FFO”)(4)1 was $(3.4) million, or $(1.25) per diluted share.
•Undepreciated common book value(10)1 was $130.58 per share of Common Stock.
Management Commentary
Operating trends continue to improve across the multifamily portfolio, the Los Angeles and Austin office assets and the Company’s one hotel, and we continue to evaluate the potential sale of one or more of our real estate assets.
Total segment net operating income decreased (5.2)% to $9.3 million for the three months ended June 30, 2026, compared to $9.8 million for the same period in 2025. However, total segment net operating income, exclusive of loss from unconsolidated entities (“NOI, exclusive of loss from unconsolidated entities”)(11)1, increased 22.2% to $12.5 million for the three months ended June 30, 2026, compared to $10.3 million for the same period in 2025, as this measure excludes the impact of real estate valuation adjustments recognized by the Company’s unconsolidated entities during the period.
Operating Trends
Multifamily
78% of CMCT’s multifamily portfolio (based on the number of units) is in the Bay Area, where the residential market is rapidly improving.
CMCT’s same-store multifamily occupancy was 95.3% as of June 30, 2026, representing a 1,190 basis point improvement from the second quarter of 2025.
In-place rents at CMCT’s Bay Area multifamily assets are approximately 12% below current asking rents, providing an opportunity to grow net operating income as new leases are increased to market.
Office
In the office segment, excluding the Oakland Office Building, the leased percentage was 84.4% as of June 30, 2026, representing a 470 basis point improvement from the second quarter of 2025.
1Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Exhibit 99.1

At 11600 Wilshire Boulevard, the Company recently completed its renovation program, which is anticipated to improve leasing activity. The Company is also seeing steady leasing interest at its Culver City and Austin creative office assets.
The Company owns one office asset in Oakland, where demand continues to be challenging. The non-recourse mortgage on the Oakland Office Building matured in the third quarter of 2026. The Company elected not to invest the additional capital in the asset that would have been required to refinance the mortgage and continues to engage with the servicer on a long-term resolution.

Hotel
In the hotel segment, the Company has substantially completed the renovation of the public space, following the renovation of all 505 rooms, setting the property up well for 2026 and beyond. The renovation was the first large scale renovation of the property since it was acquired in 2008. The Company is also exploring an opportunity to convert underutilized space into eight additional rooms.

Improved Financial Strength
The Company has made significant progress on its plan to accelerate its focus towards premier multifamily assets, strengthen the balance sheet and improve liquidity.
Since announcing this plan in September 2024, the Company has completed financings on nine assets, fully retired its recourse credit facility, sold its lending business and redeemed approximately $397.7 million of preferred stock of the Company (“Preferred Stock”) in exchange for shares of Common Stock.
In addition, the Company continues to evaluate the potential sale of one or more of our real estate assets.
Given the Company’s improved financial position, the Company does not currently intend to redeem, at the Company’s election, additional Preferred Stock in shares of Common Stock. However, the Company will evaluate redemption requests submitted by holders of Preferred Stock at the time it receives such requests and may elect to redeem those Preferred Shares in Common Stock or cash, at the Company’s discretion.
Second Quarter 2026 Results
Real Estate Portfolio
As of June 30, 2026, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures. Our unconsolidated joint ventures contain one office property, three multifamily properties (one of which has been partially converted from office into multifamily units and is now classified as a multifamily property) and one commercial development site. As of June 30, 2026, our 12 office properties, totaling approximately 1.3 million rentable square feet, were 71.9% occupied; our one hotel with an ancillary parking garage, which has a total of 505 rooms, had RevPAR of $180.47 for the three months ended June 30, 2026, and our five multifamily properties were 93.6% occupied. Additionally, as of June 30, 2026, we had eight development sites (two of which were being used as parking lots).
Financial Results
Net loss attributable to common stockholders was $(11.0) million, or $(4.03) per diluted share of Common Stock, for the three months ended June 30, 2026, compared to a net loss attributable to common stockholders of $(14.3) million, or $(1,784.88) per diluted share of Common Stock, for the same period in 2025. The decrease in net loss attributable to common stockholders was primarily driven by a decrease in redeemable preferred stock dividends of $4.3 million, partially offset by a decrease in segment net operating income of $510,000.
FFO(3)2 was $(3.5) million, or $(1.28) per diluted share of Common Stock, for the three months ended June 30, 2026, compared to $(7.9) million, or $(981.63) per diluted share of Common Stock, for the same period in 2025. The increase in FFO2 was primarily attributable to a decrease in redeemable preferred stock dividends of $4.3 million, and a decrease in transaction-related costs of $786,000, partially offset by a decrease in segment net operating income of $510,000.
Core FFO(4)2 was $(3.4) million, or $(1.25) per diluted share of Common Stock, for the three months ended June 30, 2026, compared to $(7.0) million, or $(870.25) per diluted share of Common Stock, for the same period in 2025. The increase in Core FFO2 is primarily attributable to the aforementioned changes in FFO2. Unlike FFO2, Core FFO2 was not impacted by the aforementioned decrease in transaction-related costs, as these are excluded from our Core FFO2 calculation.
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Segment Information
Our reportable segments during the three months ended June 30, 2026 and 2025 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily. Total segment net operating income (“NOI”)(5) was $9.3 million for the three months ended June 30, 2026, compared to $9.8 million for the same period in 2025.
Office
Same-Store
Same-store(2) office segment NOI(5) was $4.0 million for the three months ended June 30, 2026 compared to $5.5 million for the three months ended June 30, 2025, while same-store(1) office Cash NOI(6)3 was $4.1 million for the three months ended June 30, 2026, a decrease from $5.8 million in the same period in 2025. The change in same-store(2) office segment NOI(5) and same-store(1) office Cash NOI(6)3 was primarily driven by fair value adjustments to real estate at two of our unconsolidated office entities during the three months ended June 30, 2026. The change was partially offset by an increase in rental revenue and tenant reimbursement revenue, together with a decrease in real estate taxes and administrative costs at office properties in Los Angeles, California, as well as an increase in tenant reimbursement revenue at the Oakland Office Building and a decrease in administrative costs at an office property in Austin, Texas during the three months ended June 30, 2026 compared to the three months ended June 30, 2025.
At June 30, 2026, the Company’s same-store(2) office portfolio was 71.9% occupied, an increase of 380 basis points year-over-year on a same-store(2) basis, and 72.3% leased, an increase of 220 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $58.69 at June 30, 2026, compared to $60.96 at June 30, 2025. During the three months ended June 30, 2026, the Company executed 16,176 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) was $4.0 million for the three months ended June 30, 2026 compared to $5.5 million for the three months ended June 30, 2025, driven by the aforementioned offsetting activity impacting the same-store(2) office Segment NOI(5).
Hotel
Hotel Segment NOI(5) was $4.6 million for the three months ended June 30, 2026, as compared to $4.2 million for the same period in 2025. The increase was attributable to increases in room revenue and food and beverage revenues, partially offset by increases in food and beverage expenses and room expenses, as a result of increased occupancy for the three months ended June 30, 2026, compared to the three months ended June 30, 2025, in addition to an increase in general and administrative expenses compared to the prior year period.

	Three Months Ended June 30,
	2026	2025
Occupancy	80.7%	78.4%
Average daily rate(a)	$223.67	$212.92
Revenue per available room(b)	$180.47	$166.83
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as three investments in multifamily buildings in Los Angeles, California owned through unconsolidated joint ventures. Our multifamily segment NOI(5) increased to $638,000 for the three months ended June 30, 2026, compared to $189,000 for the same period in 2025. As of June 30, 2026, our Multifamily Segment was 93.6% occupied, monthly rent per occupied unit(8) was $2,560 and net monthly rent per occupied unit(9) was $2,286, compared to 83.4%, $2,458, and $2,284, respectively, as of June 30, 2025.
3 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Debt and Equity
During the three months ended June 30, 2026, the Company redeemed 22,035 shares of Series A1 Preferred Stock and 39,266 shares of Series A Preferred Stock (all shares of which were redeemed in shares of Common Stock). These redemptions resulted in the collective issuance of 308,679 shares of Common Stock during the three months ended June 30, 2026.

As of June 30, 2026, the non-recourse mortgage on the Company's Oakland Office Building had an outstanding balance of $97.1 million. The mortgage matured in the third quarter of 2026. The Company elected not to invest additional capital in the asset that would have been required to refinance the mortgage. The Company continues to engage with the special servicer on a long-term resolution.
We are in discussions with a lender related to the Sheraton Hotel to refinance the asset, which we expect to result in an upsized loan and a reduced interest rate.
Dividends
We declared preferred stock dividends on our Series A, Series A1 and Series D Preferred Stock for the second quarter of 2026. The dividends were payable on July 15, 2026 to holders of record at the close of business on July 5, 2026.
The dividend amounts are as follows:

Quarterly Dividend Amount
Series A Preferred Stock	$0.34375 per share
Series A1 Preferred Stock	$0.38375 per share*
Series D Preferred Stock	$0.353125 per share
*The quarterly cash dividend of $0.38375 per share represents an annualized dividend rate of 6.14% (2.5% plus the federal funds rate of 3.64% on the applicable determination date). The terms of the Series A1 Preferred Stock provide for cumulative cash dividends (if, as and when authorized by the Board of Directors) on each share of Series A1 Preferred Stock at a quarterly rate of the greater of (i) 6.00% of the Series A1 Stated Value, divided by four (4) and (ii) the Federal Funds (Effective) Rate on the applicable determination date, plus 2.50%, of the Series A1 Stated Value, divided by four (4), up to a maximum of 2.50% of the Series A1 Stated Value per quarter.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, Core FFO attributable to common stockholders, undepreciated common book value, and NOI, exclusive of income (loss) from unconsolidated entities are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders, Core FFO attributable to common stockholders, undepreciated common book value, and NOI, exclusive of income (loss) from unconsolidated entities —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2025; (ii) sold or otherwise removed from our consolidated financial statements on or before June 30, 2026; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2025 and ending on June 30, 2026.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, casualty losses, net, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes contractual rent under retail leases.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.
(9)Net monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period less rent concessions granted during the specified period, divided by occupied units.
(10)Undepreciated common book value: Represents total stockholders’ equity, computed in accordance with GAAP, adjusted to exclude accumulated depreciation and preferred stock. We believe that undepreciated common book value is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from common stockholder’s equity the effect of depreciation, which is a non-cash expense.
(11)NOI, exclusive of income (loss) from unconsolidated entities: Represents Segment NOI, as defined above, adjusted to exclude our share of income (loss) from unconsolidated entities. We believe this measure is useful for the current period because it reflects the operating performance of our consolidated real estate portfolio without the impact of one-time real estate valuation adjustments recognized by unconsolidated entities during the period.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” “should” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) CMCT’s ability to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on CMCT’s operations and profitability, (v) general economic, market and other conditions, including the effects of high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth, (vi) CMCT’s approach to artificial intelligence (“AI”) and (vii) the ongoing conflict in the Middle East and related disruptions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Part II, Item 1A of CMCT’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Investments in real estate, net	$693,740	$698,087
Investments in unconsolidated entities	26,463	31,095
Cash and cash equivalents	12,768	15,439
Restricted cash	23,942	22,246
Accounts receivable, net	3,048	2,598
Deferred rent receivable and charges, net	16,901	18,692
Other intangible assets, net	378	439
Prepaid expenses and other assets	5,698	4,732
Assets held for sale, net (Note 5)	—	65,859
TOTAL ASSETS	$782,938	$859,187
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	498,770	509,768
Accounts payable and accrued expenses	24,074	26,979
Due to related parties	1,631	22,819
Other liabilities	12,507	11,406
Liabilities associated with assets held for sale, net (Note 5)	—	21,966
Total liabilities	536,982	592,938
COMMITMENTS AND CONTINGENCIES (Note 15)
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 28,851,591 and 30,848,680 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 8,820,338 and 1,671,929 shares issued and outstanding, respectively, as of June 30, 2026 and 8,820,338 and 3,669,018 shares issued and outstanding, respectively, as of December 31, 2025; liquidation preference of $25.00 per share, subject to adjustment	41,828	91,906
Series A1 cumulative redeemable preferred stock, $0.001 par value; 16,752,499 and 24,508,664 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 12,240,878 and 993,377 shares issued and outstanding, respectively, as of June 30, 2026 and 12,240,878 and 8,749,542 shares issued and outstanding, respectively, as of December 31, 2025; liquidation preference of $25.00 per share, subject to adjustment	25,322	217,451
Series D cumulative redeemable preferred stock, $0.001 par value; 26,965,708 and 26,987,468 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 56,857 and 22,565 shares issued and outstanding, respectively, as of June 30, 2026 and 56,857 and 44,325 shares issued and outstanding, respectively, as of December 31, 2025; liquidation preference of $25.00 per share, subject to adjustment	553	1,089
Common stock, $0.001 par value; 900,000,000 shares authorized; 2,947,493 shares issued and outstanding as of June 30, 2026 and 26,997 shares issued and outstanding as of December 31, 2025	3	3
Additional paid-in capital	1,287,344	1,019,044
Distributions in excess of earnings	(1,109,784)	(1,064,132)
Total stockholders’ equity	245,266	265,361
Noncontrolling interests	690	888
Total equity	245,956	266,249
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$782,938	$859,187

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES:
Rental and other property income	$16,691	$15,779	$32,989	$32,999
Hotel income	12,190	11,173	24,067	23,307
Interest and other income	802	2,737	2,044	5,678
Total Revenues	29,683	29,689	59,100	61,984
EXPENSES:
Rental and other property operating	16,629	16,974	33,776	34,099
Asset management and other fees to related parties	859	349	1,443	709
Expense reimbursements to related parties—corporate	852	891	1,727	1,517
Expense reimbursements to related parties—lending segment	—	678	—	1,337
Interest	9,046	10,176	18,170	19,934
General and administrative	1,518	1,801	3,550	3,982
Transaction-related costs	17	803	24	829
Depreciation and amortization	7,071	6,264	14,792	12,824
Loss on early extinguishment of debt (Note 7)	—	88	705	88
Impairment of real estate (Note 3)	—	221	—	221
Casualty loss, net	455	—	455	—
Total Expenses	36,447	38,245	74,642	75,540
Loss from unconsolidated entities	(3,222)	(437)	(4,598)	(1,588)
Gain on sale of First Western (Note 5)	—	—	1,737	—
LOSS BEFORE PROVISION FOR INCOME TAXES	(9,986)	(8,993)	(18,403)	(15,144)
Provision for income taxes	—	158	—	279
NET LOSS	(9,986)	(9,151)	(18,403)	(15,423)
Net loss attributable to noncontrolling interests	90	152	198	310
NET LOSS ATTRIBUTABLE TO THE COMPANY	(9,896)	(8,999)	(18,205)	(15,113)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(980)	(5,280)	(5,160)	(10,764)
Redeemable preferred stock redemptions (Note 11)	(82)	—	(22,288)	(300)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,958)	$(14,279)	$(45,653)	$(26,177)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(4.03)	$(1,784.88)	$(28.30)	$(3,739.57)
Diluted	$(4.03)	$(1,784.88)	$(28.30)	$(3,739.57)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	2,722	8	1,613	7
Diluted	2,722	8	1,613	7

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable Preferred Stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, casualty losses, net, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of net loss attributable to common stockholders to FFO attributable to common stockholders for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Numerator:
Net loss attributable to common stockholders	$(10,958)	$(14,279)	$(45,653)	$(26,177)
Depreciation and amortization	7,071	6,264	14,792	12,824
Noncontrolling interests’ proportionate share of depreciation and amortization	(60)	(59)	(118)	(126)
Impairment of real estate	—	221	—	221
Gain on sale of First Western	—	—	(1,737)	—
Casualty loss, net	455	—	455	—
FFO attributable to common stockholders	$(3,492)	$(7,853)	$(32,261)	$(13,258)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted FFO attributable to common stockholders	$(3,492)	$(7,853)	$(32,261)	$(13,258)
Denominator:
Basic weighted average shares of common stock outstanding	2,722	8	1,613	7
Effect of dilutive securities—contingently issuable shares (a)	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	2,722	8	1,613	7
FFO attributable to common stockholders per share:
Basic	$(1.28)	$(981.63)	$(20.00)	$(1,894.00)
Diluted	$(1.28)	$(981.63)	$(20.00)	$(1,894.00)
______________________
(a)For the three and six months ended June 30, 2026 and 2025, the effect of certain shares of redeemable preferred stock, if any, are excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Numerator:
Net loss attributable to common stockholders	$(10,958)	$(14,279)	$(45,653)	$(26,177)
Depreciation and amortization	7,071	6,264	14,792	12,824
Noncontrolling interests’ proportionate share of depreciation and amortization	(60)	(59)	(118)	(126)
Impairment of real estate	—	221	—	221
Gain on sale of First Western	—	—	(1,737)	—
Casualty loss, net	455	—	455	—
FFO attributable to common stockholders	$(3,492)	$(7,853)	$(32,261)	$(13,258)
Loss on early extinguishment of debt	—	88	705	88
Redeemable preferred stock redemptions	82	—	22,288	300
Transaction-related costs	17	803	24	829
Core FFO attributable to common stockholders	$(3,393)	$(6,962)	$(9,244)	$(12,041)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted Core FFO attributable to common stockholders	$(3,393)	$(6,962)	$(9,244)	$(12,041)
Denominator:
Basic weighted average shares of common stock outstanding	2,722	8	1,613	7
Effect of dilutive securities-contingently issuable shares (a)	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	2,722	8	1,613	7
Core FFO attributable to common stockholders per share:
Basic	$(1.25)	$(870.25)	$(5.73)	$(1,720.14)
Diluted	$(1.25)	$(870.25)	$(5.73)	$(1,720.14)
______________________
(a)For the three and six months ended June 30, 2026 and 2025, the effect of certain shares of redeemable preferred stock, if any, are excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we defined segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net loss attributable to the Company for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30, 2026
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Total

Cash net operating income	$4,090	$—	$4,090	$4,634	$638	$9,362
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(43)	—	(43)	(10)	—	(53)
Segment net operating income	$4,047	$—	$4,047	$4,624	$638	$9,309
Interest and other income						144
Asset management and other fees to related parties						(859)
Expense reimbursements to related parties — corporate						(852)
Interest expense						(9,046)
General and administrative						(1,139)
Transaction-related costs						(17)
Depreciation and amortization						(7,071)
Casualty loss, net						(455)
Loss before provision for income taxes						(9,986)
Provision for income taxes						—
Net loss						(9,986)
Net loss attributable to noncontrolling interests						90
Net loss attributable to the Company						$(9,896)

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended June 30, 2025
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$5,788	$—	$5,788	$4,153	$189	$(47)	$10,083
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(269)	—	(269)	5	—	—	(264)
Segment net operating income	$5,519	$—	$5,519	$4,158	$189	$(47)	$9,819
Interest and other income							143
Asset management and other fees to related parties							(349)
Expense reimbursements to related parties — corporate							(891)
Interest expense							(9,627)
General and administrative							(712)
Transaction-related costs							(803)
Depreciation and amortization							(6,264)
Loss on early extinguishment of debt							(88)
Impairment of real estate							(221)
Loss before provision for income taxes							(8,993)
Provision for income taxes							(158)
Net loss							(9,151)
Net loss attributable to noncontrolling interests							152
Net loss attributable to the Company							$(8,999)

The following table sets forth a reconciliation of segment NOI to NOI, exclusive of income (loss) from unconsolidated entities for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026	2025
Total segment net operating income	$9,309	$9,819
Loss from unconsolidated entities	3,222	437
NOI, exclusive of loss from unconsolidated entities	$12,531	$10,256

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Undepreciated Common Book Value Per Share of Common Stock
(Unaudited and in thousands, except share and per share amounts)

The following table shows the calculation of the estimated undepreciated common book value per share of Common Stock (amounts in thousands, except share and per share amounts):

June 30, 2026

Total stockholders' equity	$245,266
(+) Accumulated depreciation of investments in real estate	206,807
(-) Preferred stock(a)	(67,197)
Undepreciated common book value	$384,876
Shares of Common Stock outstanding	2,947,493

Undepreciated common book value per share of Common Stock	$130.58
______________________
(a)     Represents the stated value of Preferred Stock, calculated as the number of shares outstanding multiplied by the stated
price per share.